EXHIBIT 99.1

ASHFORD HOSPITALITY TRUST AND
ASHFORD HOSPITALITY PRIME
Fourth Quarter 2013 Conference Call
February 28, 2014
10:00 a.m. Central

Introductory Comments – Scott Eckstein

Good day, everyone, and welcome to today’s conference call to review results for both Ashford Hospitality Trust and Ashford Hospitality Prime for the fourth quarter of 2013 and to update you on recent developments. On the call today will be Monty Bennett, Chairman and Chief Executive Officer, Douglas Kessler, President, David Kimichik, Chief Financial Officer and Jeremy Welter, Executive Vice President of Asset Management. The results as well as notice of the accessibility of this conference call on a listen-only basis over the Internet were distributed yesterday afternoon in press releases that have been covered by the financial media.

At this time, let me remind you that certain statements and assumptions in this conference call contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to numerous assumptions, uncertainties, and known or unknown risks, which could cause actual results to differ materially from those anticipated. These risk factors are more fully discussed in both companies’ filings with the Securities and Exchange Commission. The forward-looking statements included in this conference call are only made as of the date of this call and the Companies are not obligated to publicly update or revise them.

In addition, certain terms used in this call are non-GAAP financial measures, reconciliations of which are provided in the Companies’ earnings releases and accompanying tables or schedules, which have been filed on Form 8-K with the SEC on February 27, 2014, and may also be accessed through both companies’ websites at www.AHTREIT.com and www.AHPREIT.com. Each listener is encouraged to review those reconciliations provided in the earnings releases together with all other information provided in the releases.

I will now turn the call over to Monty Bennett. Please go ahead sir.

Introduction – Monty Bennett

Thank you and good morning. Today marks our first quarterly conference call following the recent spin-off of Ashford Hospitality Prime as a new independent public company from Ashford Hospitality Trust. Here with me today is the management team responsible for directing the activities of these two distinct entities.

At Ashford, we believe the best way to measure a management team is by looking at the value we create for our shareholders. While Ashford Prime is new to the public markets, Ashford Trust has an extensive history of generating excellent shareholder returns. Since Ashford Trust’s IPO in 2003, this management team has generated a 210% total return to our shareholders, compared with the 96% return from our peers over the same time period. Looking back, we have outperformed our peers in every yearly cumulative Total Shareholder Return period since our IPO.

We believe there are several reasons for our strong return performance compared with others in the hotel REIT space, including our team’s extensive operational expertise. Our chief executives have spent their entire careers working in the lodging and real estate industries in a variety of roles including acquisitions & dispositions, asset management, property management, finance, accounting, etc. If you look at just the top ten most senior executives in our company, we have well over 200 years of cumulative hotel and real estate experience. We believe that our industry and capital allocation expertise is most clearly reflected and demonstrated in the strong, consistent shareholder returns that I quoted earlier.

It is this same management team that is still guiding both Ashford Trust and now Ashford Prime. I believe we have the most highly-aligned, stable, and effective management team in the hotel industry. The same people that took Ashford Trust public over 10 years ago are all still here. We are proud of our performance and challenge ourselves daily to meet and exceed the expectations of our shareholders. We already think like shareholders because that’s exactly what we are. Our insider ownership in Ashford Trust is 19% and following the spin-off and subsequent equity raise, our insider ownership is 14% in Ashford Prime. The next closest Hotel REIT peer has 4% insider ownership. We collectively have sold very little of our stock over the years and have made material cash purchases of shares. The majority of our management team’s net worth is in Ashford Trust and Ashford Prime stock, and as a result, we strive to be good stewards of the capital entrusted to us by our investors, since our own capital is at risk with yours. We are by far the most highly aligned management team with our shareholders in the hotel REIT space, and we consider this one of our key differentiators and competitive advantages. That is why when we structured Ashford Prime, we came up with a new, revolutionary external advisory agreement that has been structured to ensure that Prime, like Ashford Trust, has close management alignment with shareholders. Since announcing the specifics of this advisory agreement, other industry participants have sought to emulate its unique structure.

So it’s this management team that will manage both the Ashford Trust and the Ashford Prime investment strategies. With the recently completed spin-off of Ashford Prime, we have created separate entities with a renewed focus on their two distinct, well-defined and corresponding, investment strategies. Ashford Prime now has a focused investment strategy targeting high RevPAR hotels and resorts located predominantly in domestic and international gateway markets. Ashford Trust will continue to focus on all segments of the hospitality industry, with RevPAR criteria outside the Ashford Prime investment focus, and at all levels of the capital structure.

This leads me to our latest announcement. Yesterday, we announced that the Board of Directors of Ashford Trust unanimously approved a plan to spin-off its asset management business into a separate publicly traded company in the form of a taxable distribution.  The distribution will be comprised of common stock in Ashford, Inc., a newly formed or successor company of Ashford Trust’s existing advisor subsidiary, Ashford Hospitality Advisors LLC, which currently advises Ashford Prime. The Company plans to file a listing application for Ashford, Inc with the NYSE or NYSE MKT Exchanges.  In connection with the spin-off, it is anticipated that Ashford Inc. will enter into a 20-year advisory agreement to externally advise Ashford Trust. In addition, Ashford, Inc. will continue to externally advise Ashford Prime.

This distribution is anticipated to be declared during the third quarter of 2014; however, it remains subject to the filing of the required registration statement with the Securities and Exchange Commission, the review of the registration statement by the SEC, the approval of the listing of shares by the applicable exchange, and other legal requirements. Ashford Trust expects to file the required registration statement next month.  We cannot be certain this distribution will proceed or proceed in the manner as currently anticipated.

This spin-off of our asset management business is another step toward maximizing value for our shareholders. With advisory agreements in place with two publicly traded companies and several potential lines of business, we believe Ashford Inc. is well positioned for growth. For example, Ashford Trust’s real estate investment securities subsidiary is currently raising private capital and it is expected that Ashford Inc will advise this platform. In addition, other business opportunities for Ashford Inc. include future external advisory services to other platforms, such as a select service hotel platform and a hotel debt platform, both of which are opportunities being explored by the Company. Further, it is anticipated that Ashford Inc. will pursue other business acquisitions which may include hotel management, project and construction management, and other hospitality related services. We will have more information to share with you about this spin-off after we file the required forms and as we get closer to the distribution date.

Now, on to our review of the fourth quarter. From our perspective, during the fourth quarter and more recently in 2014 we have seen a continued recovery in the hotel space driven by improving macroeconomic conditions. We expect to see several additional years of growth as demand steadily rises while new hotel room supply is expected to remain at low levels for at least the near-term. In recent projections, PKF is forecasting that 2014 RevPAR will increase by 6.6% percent over 2013. Further, the firm’s projected RevPAR growth forecast for 2015 is currently 7.5%, driven by expectations for growth in both lodging demand and ADR. Supply growth is also expected to remain well below its long-term average with PKF projecting net supply growth of only 1.2% and 1.4% in 2014 and 2015, respectively.

Now, I’ll provide some high-level highlights for the quarter starting with Ashford Trust. For the fourth quarter, we faced some difficult year-over-year RevPAR comparisons due to our concentration in the Washington D.C. area and notably, from the favorable impact in the fourth quarter of 2012 from Hurricane Sandy, which caused a spike in occupancy in several of our Northeast assets as people were displaced from their homes for several months following the storm’s impact in late October. Jeremy will address this in more detail shortly.

Of course, the most important accomplishment we made during the fourth quarter was finalizing the spin-off of Ashford Prime, which began trading on the New York Stock Exchange under the ticker symbol “AHP” on November 20, 2013. Ashford Trust completed the spin-off by distributing a pro-rata taxable dividend of Ashford Prime common stock to Ashford Trust stockholders based on a distribution ratio of one share of Ashford Prime common stock for every five shares of Ashford Trust common stock.

The performance of Ashford Prime’s portfolio speaks to the strength of our Prime assets and the rationale for the spin-off. During the quarter, the Prime portfolio experienced RevPAR growth of 6.9%. RevPAR for Ashford Prime hotels not under renovation increased an exceptional 10.1% during the quarter. Much of this performance was driven by our West Coast assets, which continue to outperform relative to competitive sets. This includes RevPAR growth of 19% for our Courtyard San Francisco Downtown, 20% for our Hilton La Jolla Torrey Pines and 10% and 9% for our Courtyard Seattle Downtown and Seattle Marriott Waterfront, respectively.

Since year-end, we have already announced two acquisitions for Ashford Prime, the Sofitel Chicago Water Tower and the Pier House Resort in Key West. Douglas will discuss the details of those transactions later in today’s call. Both acquisitions were strong additions to the Prime portfolio. More importantly, these deals are representative of the types of transactions we will look for as we expand the Ashford Prime portfolio: high RevPAR hotels with attractive locations in key U.S. gateway markets.

As previously announced, the Board of Directors of Ashford Trust declared a dividend of $0.12 per share for the fourth quarter 2013. The Board also approved Ashford Trust’s dividend policy for 2014, during which we expect to pay a quarterly cash dividend of $0.12 per share, or $0.48 per share on an annualized basis.

The Board of Directors declared a fourth quarter 2013 quarterly cash dividend of $0.05 per share for Ashford Prime. The Board also approved Ashford Prime’s dividend policy for 2014. Ashford Prime expects to pay a quarterly cash dividend of $0.05 per share for 2014, or $0.20 per share on an annualized basis.

The adoption of a dividend policy does not commit either Company to declare future dividends. Both Ashford Trust and Ashford Prime will continue to review their dividend policies on a quarter-to-quarter basis.

In conclusion, we are very pleased to announce that we are spinning off Ashford Trust’s asset management business and that we have completed the spin-off of Ashford Prime, creating this new high RevPAR portfolio. Ashford Inc. will be an asset light company with limited capital needs that will have attractive advisory agreements in place with two publicly traded companies, a pipeline of potential sources of business, and a currency to make acquisitions. The management team that has been responsible for Ashford Trust’s outperformance for the past decade will continue to work in the best interests of our shareholders. This same team can now work through multiple platforms, offering more avenues for us to develop new and creative strategies to enhance shareholder value. With the steps we have taken already to improve the capital structure and dry powder available for both Ashford Trust and Ashford Prime, we believe we are poised to benefit from the favorable conditions in the lodging sector and look forward to updating you on future calls as both organizations continue to execute on their distinct investment strategies.

Before turning over the call to my colleagues to discuss this past quarter’s performance, I want to discuss some of the new initiatives we have underway at our affiliate manager, Remington. Last quarter I briefly discussed some of the steps we have taken at Remington to drive revenue growth and market share at our hotels. First, we turned over and replaced our senior sales and marketing position which oversees direct sales such as group, contract, and preferred accounts. In addition, we’ve created two new senior positions in sales and marketing to report to this most senior position, overseeing all of the hotels. The new senior sales & marketing leadership team has focused on creating strong alignment between the director of sales at our hotels and the sales team to ensure everyone is motivated and focused on maximizing total revenues and driving market share growth at our hotels. Separately, on the Revenue Management side, which oversees revenue management and electronic commerce, we’ve created and have almost completely filled a number of new positions, taking this department from 11 individuals to over 20, with new both senior and junior executives. This group has been focused on maximizing revenues from the lowest cost channels, including hotel websites. We are already seeing growth in bookings through our hotel websites that is exceeding the industry average.

In addition to personnel, we are comprehensively upgrading our business analytics capabilities on the REIT side and with Remington. This “Big Data” initiative is focused on revenue optimization to make sure we are implementing the best possible pricing strategies for our available inventory given historical & projected room demand patterns. We believe these investments in systems and personnel will materially increase our revenue enhancement capabilities. I am personally overseeing much of this effort.

With that, I will now turn the call over to Kimo to review our financial performance for the quarter.

Financial Review – David Kimichik

Thanks, Monty.

For the fourth quarter of 2013, Ashford Trust reported AFFO per diluted share of $0.14 compared with $0.39 a year ago. The fourth quarter of 2012 included $8.1 million of interest rate derivative income, which impacted AFFO per share by $0.08, and also included 20 more days of income for the 40 Marriott managed hotels that converted to calendar year accounting in 2013 from their previous 13 period 28-day accounting cycle. During the quarter Trust’s proforma hotel operating profit increased by 4.6%.

For Ashford Prime we have presented the quarterly results in accordance with GAAP, which requires that historical carve-out financial statements be presented. Accordingly, Ashford Prime’s results for the period may not be representative of results in future periods. In particular, the G&A expenses that are shown in the historical carve-out financial statements do not reflect the expected G&A costs of Ashford Prime, but rather reflect an allocation of the actual G&A costs of Ashford Trust. Ashford Prime will have G&A costs that it incurs as well as reimbursable costs that Ashford Trust incurs on its behalf. Ashford Prime will also pay a base management fee to Ashford Trust equal to 70 basis points times its total enterprise value. Ashford Prime reported AFFO per diluted share of $0.09 compared with $0.23 a year ago. The fourth quarter was also impacted by the Marriott accounting change as 6 of the 8 Prime hotels are Marriott managed. During the quarter our proforma hotel operating profit increased by 5.2%.

For the fourth quarter we reported Adjusted EBITDA of $71,168,000 for Ashford Trust and $10,656,000 for the Ashford Prime hotels.

At quarter’s end, Ashford Trust had total assets of $3.6 billion including the Highland portfolio which is not consolidated. We had $1.8 billion of mortgage debt in continuing operations and $2.6 billion overall including Highland. Our total combined debt currently has a blended average interest rate of 5.3%. We currently have 53% fixed rate debt and 47% floating rate debt all of which have interest rate caps in place. Including the market value of Ashford Trust’s OP Units of Ashford Prime, and its pro rata share of the net working capital of the Highland Portfolio, Ashford Trust ended the quarter with net working capital of $381 million.

Ashford Prime, at quarter’s end, had total assets of $962 million. We had $622 million of mortgage debt in continuing operations which has a blended average interest rate of 5.3%. We currently have 68% fixed rate debt and 32% floating rate debt all of which have interest rate caps in place.

At quarter’s end, our Ashford Trust portfolio consisted of 115 hotels with 22,809 net rooms, and our Ashford Prime portfolio consisted of 8 hotels with 2,912 net rooms.

The Ashford Trust share count currently stands at 101.1 million fully diluted shares outstanding which is comprised of 82.1 million common shares and 19 million OP units, while Ashford Prime’s share count currently stands at 34.1 million fully diluted shares outstanding which is comprised of 25.3 million common shares and 8.8 million OP units.

I’d now like to turn it over to Jeremy to discuss our Asset Management accomplishments for the quarter.

Asset Management – Jeremy Welter

Thank you, Kimo. RevPAR at the eight properties in our Ashford Prime portfolio increased 6.9% in the fourth quarter, driven primarily by rate which increased 5.5%. The strong revenue performance was driven by the four properties located on the West Coast which experienced significant combined RevPAR growth of 15.6%.
For the full year of 2013, the RevPAR gain for the Ashford Prime portfolio was 6.0%, again largely driven by ADR growth of 4.7%. For the full-year of 2013, Ashford Prime EBITDA margins improved by 35 basis points while EBITDA flow-through was 40%.
EBITDA flow-through for Ashford Prime in the fourth quarter was adversely impacted by increases in property taxes of $500,000 and incentive management fees of $400,000. These two items impacted margins for the 4th quarter and the full year by 121 basis points and 89 basis points, respectively.
I mentioned last quarter that the Hilton La Jolla Torrey Pines completed a truly stunning rooms renovation in the second quarter of 2013. Fourth quarter RevPAR growth for this hotel was 20.2%, and RevPAR index in the fourth quarter exceeded all its competitors enabling the hotel to gain significant market share to close out 2013, and we are very excited about this hotel’s prospects heading into 2014.
Turning to the four hotels in the Eastern half of the country, there were some one-time challenges to keep in mind when analyzing their financial results. First, the primary factor affecting performance in the fourth quarter was the Federal Government shutdown during the first 17 days of October. In the fourth quarter, The Capital Hilton in Washington D.C. experienced a 23% decline in government business. Second, the Philadelphia Courtyard Downtown began a significant rooms renovation during the quarter and as such suffered a 6.9% year-over-year loss in occupancy. Lastly, the Plano Marriott Legacy Town Center underwent meeting space and ballroom renovations leading to a 15% decline in group roomnights. Excluding these two hotels under renovation and the Capital Hilton, which was impacted by the government shutdown, RevPAR growth for the Ashford Prime portfolio in the fourth quarter was 14.3%.
I would like to end my section on the Ashford Prime portfolio by taking a moment to highlight the portfolio’s remarkable success thus far in the current economic cycle. Last year marked the fourth consecutive year of EBITDA margin expansion for the current eight hotels in the portfolio going from 28.1% in 2009 to 33.6% in 2013. While revenues have increased at a 5% compound annual growth rate since 2009, we have been able to grow Hotel EBITDA at a 10% compound annual growth rate over the same period. I believe this sustained performance reflects Ashford’s unique and superior Asset Management expertise.
Moving to our Ashford Trust portfolio, RevPAR increased 1.3% in the fourth quarter driven by rate which increased 1.6%. For the full year 2013, RevPAR increased 2.6% again entirely driven by ADR, which increased 2.9%. For the full-year, EBITDA margins improved by 51 basis points while EBITDA flows were 55%.

Again, the primary factor affecting performance in the fourth quarter was the Federal Government shutdown during the first 17 days of October. While the impact of the shutdown was felt to varying degrees across the country, the Washington D.C. market was the market that was impacted the most. Collectively, the ten hotels in the Ashford Trust portfolio located in the Washington D.C. market experienced a RevPAR decline of 9.3% in the fourth quarter and a RevPAR decline of 6.7% for the entire year. These hotels in the Washington D.C. area experienced a 41% decline in roomnights directly related to the government in the fourth quarter.
Last year, Ashford Trust’s seven hotels in the New York/New Jersey metro area benefitted significantly from storm-related business in the aftermath of Hurricane Sandy. Insurance adjustors, utility repair workers and displaced residents drove RevPAR growth of 17.9% for these hotels in the prior year quarter. The non-repeating nature of this business made for a difficult year-over-year comparison for the fourth quarter of 2013. Those seven hotels in the New York/New Jersey market area experienced a RevPAR decline of 12.5% in the fourth quarter. If you exclude both the Washington D.C. and the New York/New Jersey market areas, Ashford Trust’s RevPAR growth in the fourth quarter would have been 4.3%.
We believe the booking window for group business is extending which is indicative of the improved business sentiment and overall economic environment. Our hotels will continue to strategically and selectively evaluate group business opportunities taking into account stay patterns, F&B contributions, and expected concurrent transient demand.
In terms of the corporate negotiated rates, we have been very encouraged by the aggressive posture our managers have taken in strategically pursuing ADR growth even if it sometimes comes at the expense of not being accepted into every corporate program. At Ashford Prime we have seen an aggregate increase of approximately 5% - 6% for negotiated accounts while Ashford Trust recorded a similar increase of approximately 4.5% - 5.5%.
We have also been active in identifying savings in our energy consumption. We have implemented numerous energy ROI initiatives, conservation practices, energy audits and usage benchmarking. In addition, we have been diligent in our energy procurement negotiations. Combined, these tactics have resulted in savings of $4 million annually.
Regarding capital expenditures, we invested over $7 million in the Ashford Prime portfolio in the fourth quarter of 2013 bringing the full-year 2013 capital expenditure amount to $24.5 million, which was $0.6 million or 2.5% owner-funded above and beyond what was required by our FF&E reserve requirements. For the Ashford Trust portfolio, capex invested in the fourth quarter was $40.8 million bringing the full-year 2013 capital expenditure amount to $149.2 million which was $17.8 million or 12% owner-funded above FF&E reserve requirements. We will continue to strategically invest capital into our hotels, using our analytical and quantitative framework, to make sure we are maximizing returns for our shareholders on that invested capital.
Thank you. Now I'd like to turn the call over to Douglas.

Capital Market Strategies – Douglas Kessler

Thank you Jeremy. In the fourth quarter Ashford Trust continued to focus on improving its capital structure and further strengthening its liquidity position. During the quarter, we closed mortgage loans totaling $18.2 million on the Residence Inn in Jacksonville, FL and the Residence Inn in Manchester, CT, with both loans now set to mature in January 2024.

The previous $6.4 million loan balance on the Residence Inn Jacksonville was refinanced with a new $10.8 million loan that is non-recourse, with a 10-year term and a fixed interest rate of 5.49%. The refinance resulted in excess net proceeds of approximately $4.0 million, which were added to Ashford Trust's unrestricted cash balance. The Residence Inn Manchester was previously unencumbered. The new financing on this property includes a $7.4 million loan, also with a 10-year term. The new loan has a fixed interest rate of 5.49% and is non-recourse. Ashford Trust has an 85% ownership interest in the property, with Interstate Hotels & Resorts holding the remaining 15% and the terms I’ve described refer to 100% of the loan indebtedness unless otherwise indicated. The excess loan proceeds above typical closing costs and reserves were distributed to the partners on a pro rata basis. Ashford Trust's share of the excess proceeds was about $6.0 million, which were added to the unrestricted cash balance.

We continued this progress in 2014, successfully refinancing our $165 million MIP Portfolio mortgage loan last month with a new $200 million non-recourse mortgage loan with a two-year initial term and three one-year extension options, subject to the satisfaction of certain conditions. The new loan is interest only with a floating interest rate of LIBOR + 4.75% with a 0.20% LIBOR Floor. There were excess net proceeds of about $30 million, which were added to the unrestricted cash balance. The new loan remains secured by the same five hotels including: the Embassy Suites Philadelphia Airport, Embassy Suites Walnut Creek, Sheraton Mission Valley San Diego, Sheraton Anchorage and the Hilton Minneapolis/St Paul Airport Mall of America. Since the excess proceeds from each of these financings was added to the unrestricted cash balance, these financings were neutral to the company on a net debt basis.

Turning to Ashford Prime, in connection with the spin-off, Ashford Prime entered into a new $150 million secured credit facility with Bank of America, acting as sole administrative agent. Other participating lenders include Credit Agricole, Credit Suisse, Deutsche Bank, KeyBank, and Morgan Stanley. The new credit facility has a three-year term with two, one-year extension options and bears interest at a range of 2.25% - 3.75% over LIBOR, depending on Prime’s leverage level. We also have the opportunity to expand the facility’s borrowing capacity by up to $150 million to an aggregate size of $300 million.

To further strengthen Prime’s liquidity position to better position the Company for investment opportunities, this January, we closed an underwritten public offering of 8,000,000 shares of common stock. Including the 1,200,000 shares of common stock sold in connection with the underwriters' option, a total of 9,200,000 shares of common stock were sold at a public offering price of $16.50 per share. Total gross proceeds to Ashford

Prime from the offering, before deducting the underwriting discount and other estimated offering costs, were $151.8 million. BofA Merrill Lynch and Morgan Stanley acted as the joint book-running managers for the offering.

As we previously announced, Ashford Prime closed on the acquisition of the 415-room Sofitel Chicago Water Tower for $153 million in cash or $369,000 per key. This four-star hotel features over 10,000 square feet of meeting space and is situated in the Gold Coast submarket of Chicago, a major U.S. gateway market for both corporate and leisure travelers. Sofitel will continue to manage the property. At closing, we financed this hotel with $80.0 million of non-recourse mortgage debt priced at LIBOR + 2.30%. The new debt has a 5-year term, including extension options. The purchase price of $153.0 million represents a trailing 12-month cap rate of 6.0% on net operating income and an EBITDA multiple of 14.1x. On a forward 12-month basis, the purchase price represents a cap rate of 6.8% on net operating income and an EBITDA multiple of 12.7x. In 2013, the Sofitel Chicago Water Tower achieved RevPAR of $182, with 82% occupancy and an Average Daily Rate of $222.

We expect to close on our acquisition of the 142-room Pier House Resort in Key West, FL today, and will provide more information regarding that acquisition soon. As a reminder, the purchase price is $92.7 million and Ashford Prime will assume a $69 million mortgage on that hotel and pay to Ashford Trust the balance of the purchase price with cash on hand.

These acquisitions are significant milestones for Ashford Prime. Not only are they the first acquisitions Prime has completed as an independent public company, but as Monty mentioned they are indicative of the high RevPAR, well located properties, at attractive values that we are targeting for Ashford Prime’s growth.

In conclusion, we have continued to strengthen the capital structures and liquidity resources for both Ashford Trust and Ashford Prime to better position ourselves for investment opportunities by capitalizing on today’s attractive debt and equity market conditions. As 19% holders of Ashford Trust and 14% holders of Ashford Prime, your management team is dedicated to maximizing shareholder value and delivering superior returns.

That concludes our prepared remarks and we will now open it up for your questions.

Q&A

Ending – Monty Bennett

Thank you all for your participation today. We will be hosting an Ashford Investor & Analyst day again this year on May 15th at the Palace Hotel in New York City. Please be on the lookout for the save-the date. We hope to see you there, and we look forward to speaking with you again on our next call.